HealthEquity Reports Third Quarter Ended October 31, 2024 Financial Results

Highlights of the third quarter include:
•Revenue of $300.4 million, an increase of 21% compared to $249.2 million in Q3 FY24.
•Net income of $5.7 million, compared to $14.7 million in Q3 FY24, with non-GAAP net income of $69.4 million, an increase of 33% compared to $52.2 million in Q3 FY24.
•Net income per diluted share of $0.06, compared to $0.17 in Q3 FY24, with non-GAAP net income per diluted share of $0.78, compared to $0.60 in Q3 FY24.
•Adjusted EBITDA of $118.2 million, an increase of 24% compared to $95.6 million in Q3 FY24.
•9.5 million HSAs, an increase of 15% compared to Q3 FY24.
•Total HSA Assets of $30.0 billion, an increase of 33% compared to Q3 FY24.
•16.5 million Total Accounts, including both HSAs and complementary CDBs, an increase of 8% compared to Q3 FY24.
•The Company repurchased 0.7 million shares of its common stock for $60.0 million.

Draper, Utah – December 9, 2024 – HealthEquity, Inc. (NASDAQ: HQY) ("HealthEquity" or the "Company"), the nation's largest health savings account ("HSA") custodian, today announced financial results for its third quarter ended October 31, 2024.
"Strong third quarter results delivered by Team Purple helped drive HSAs to 9.5 million, HSA Assets to $30 billion, Total Accounts to 16.5 million and quarterly revenue to over $300 million, all quarterly records," said Jon Kessler, President and CEO of HealthEquity. "Year to date, we have generated $264 million of cash from operations. This momentum has enabled us to return $60 million of capital to our shareholders via share repurchases, accelerate platform investments, raise our fiscal 2025 guidance, and provide a healthy initial outlook for fiscal year 2026."
Third quarter financial results
Revenue for the third quarter ended October 31, 2024 was $300.4 million, an increase of 21% compared to $249.2 million for the third quarter ended October 31, 2023. Revenue this quarter included: service revenue of $119.2 million, custodial revenue of $141.0 million, and interchange revenue of $40.3 million.
HealthEquity reported net income of $5.7 million, or $0.06 per diluted share, and non-GAAP net income of $69.4 million, or $0.78 per diluted share, for the third quarter ended October 31, 2024. The Company reported net income of $14.7 million, or $0.17 per diluted share, and non-GAAP net income of $52.2 million, or $0.60 per diluted share, for the third quarter ended October 31, 2023.
Adjusted EBITDA was $118.2 million for the third quarter ended October 31, 2024, an increase of 24% compared to the third quarter ended October 31, 2023. Adjusted EBITDA was 39% of revenue, compared to 38% for the third quarter ended October 31, 2023.
Account and asset metrics
HSAs as of October 31, 2024 were 9.5 million, an increase of 15% year over year, including 717,000 HSAs with investments, an increase of 21% year over year. Total Accounts as of October 31, 2024 were 16.5 million, including 7.0 million other consumer-directed benefits ("CDBs").
Total HSA Assets as of October 31, 2024 were $30.0 billion, an increase of 33% year over year. Total HSA Assets included $16.4 billion of HSA cash and $13.6 billion of HSA investments. Client-held funds, which are deposits held on behalf of our Clients to facilitate administration of our CDBs, and from which we generate custodial revenue, were $0.7 billion as of October 31, 2024.
Stock repurchase program
The Company repurchased 0.7 million shares of its common stock for $60.0 million during the third quarter ended October 31, 2024. As of October 31, 2024, $240.0 million of common stock remained authorized for repurchase under the Company's stock repurchase program.

Business outlook
For the fiscal year ending January 31, 2025, management expects revenue of $1.185 billion to $1.195 billion. Its outlook for net income is between $88 million and $96 million, resulting in net income of $0.99 to $1.08 per diluted share. Its outlook for non-GAAP net income, calculated using the method described below, is between $274 million and $281 million, resulting in non-GAAP net income per diluted share of $3.08 to $3.16 (based on an estimated 89 million diluted weighted-average shares outstanding). Management expects Adjusted EBITDA of $470 million to $480 million.
For the fiscal year ending January 31, 2026, management expects revenue of approximately $1.275 billion to $1.295 billion and Adjusted EBITDA of approximately 41.5% to 42.5% of revenue. These amounts assume an average annualized yield on HSA cash of approximately 3.4% to 3.5%.
See “Non-GAAP financial information” below for definitions of our Adjusted EBITDA and non-GAAP net income. A reconciliation of the non-GAAP financial measures used throughout this release (other than with respect to our Adjusted EBITDA outlook for the fiscal year ending January 31, 2026) to the most comparable GAAP financial measures is included with the financial tables at the end of this release. A reconciliation of our Adjusted EBITDA outlook for the fiscal year ending January 31, 2026 to net income, its most directly comparable GAAP measure, is not included, because our net income outlook for this future period is not available without unreasonable efforts as we are unable to predict certain significant items excluded from this non-GAAP measure, such as stock-based compensation expense and income tax provision.
Conference call
HealthEquity management will host a conference call at 4:30 pm (Eastern Time) on Monday, December 9, 2024 to discuss the fiscal 2025 third quarter financial results. The conference call will be accessible by dialing 1-833-630-1956, or 1-412-317-1837 for international callers, and referencing conference ID "HealthEquity." A live audio webcast of the call will be available on the investor relations section of our website at http://ir.healthequity.com.
Non-GAAP financial information
To supplement our financial information presented on a GAAP basis, we disclose non-GAAP financial measures, including Adjusted EBITDA, non-GAAP net income, and non-GAAP net income per diluted share.
•Adjusted EBITDA is earnings before interest, taxes, depreciation and amortization, amortization of acquired intangible assets, stock-based compensation expense, merger integration expenses, acquisition costs, gains and losses on equity securities, amortization of incremental costs to obtain a contract, costs associated with unused office space, and certain other non-operating items.
•Non-GAAP net income is calculated by adding back to GAAP net income before income taxes the following items: amortization of acquired intangible assets, stock-based compensation expense, merger integration expenses, acquisition costs, gains and losses on equity securities, costs associated with unused office space, and losses on extinguishment of debt, and subtracting a non-GAAP tax provision using a normalized non-GAAP tax rate.
•Non-GAAP net income per diluted share is calculated by dividing non-GAAP net income by diluted weighted-average shares outstanding.
Non-GAAP financial measures should be considered in addition to results prepared in accordance with GAAP and should not be considered as a substitute for, or superior to, GAAP results. We believe that these non-GAAP financial measures provide useful information to management and investors regarding certain financial and business trends relating to the Company's financial condition and results of operations. The Company cautions investors that non-GAAP financial information, by its nature, departs from GAAP; accordingly, its use can make it difficult to compare current results with results from other reporting periods and with the results of other companies. In addition, while amortization of acquired intangible assets is being excluded from non-GAAP net income, the revenue generated from those acquired intangible assets is not excluded. Whenever we use these non-GAAP financial measures, we provide a reconciliation of the applicable non-GAAP financial measure to the most closely applicable GAAP financial measure. Investors are encouraged to review the related GAAP financial measures and the reconciliation of the non-GAAP financial measures to their most directly comparable GAAP financial measure as detailed in the tables below.
About HealthEquity
HealthEquity and its subsidiaries administer HSAs and various other consumer-directed benefits for over 16 million accounts, working in close partnership with employers, benefits advisors, and health and retirement plan providers who share our unwavering commitment to our mission to save and improve lives by empowering healthcare consumers. Through cutting-edge solutions, innovation, and a relentless focus on improving health outcomes, we empower individuals to take control of their healthcare journey while ultimately enhancing their overall well-being. Learn more about our “Purple" service and approach at www.healthequity.com.
Forward-looking statements
This press release contains “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including but not limited to, statements regarding our industry, business strategy, plans, goals and expectations concerning our markets and market position, product expansion, future operations, expenses and other results of operations, revenue, margins, profitability, acquisition synergies, future efficiencies, tax rates, capital expenditures, liquidity and capital resources and other financial and operating information. When used in this discussion, the words “may,” “believes,” “intends,” “seeks,” “aims,” “anticipates,” “plans,” “estimates,” “expects,” “should,” “assumes,” “continues,” “could,” “will,” “future” and the negative of these or similar terms and phrases are intended to identify forward-looking statements in this press release.
Forward-looking statements reflect our current expectations regarding future events, results or outcomes. These expectations may or may not be realized. Although we believe the expectations reflected in the forward-looking statements are reasonable, we can give you no assurance these expectations will prove to be correct. Some of these expectations may be based upon assumptions, data or judgments that prove to be incorrect. Actual events, results and outcomes may differ materially from our expectations due to a variety of known and unknown risks, uncertainties and other factors. Although it is not possible to identify all of these risks and factors, they include, among others, risks related to the following:
•our ability to adequately place and safeguard our custodial assets, or the failure of any of our depository or insurance company partners;
•our ability to compete effectively in a rapidly evolving healthcare and benefits administration industry;
•our dependence on the continued availability and benefits of tax-advantaged HSAs and other CDBs;
•risks relating to our upcoming CEO transition;
•our ability to successfully identify, acquire and integrate additional portfolio purchases or acquisition targets;
•the significant competition we face and may face in the future, including from those with greater resources than us;
•our reliance on the availability and performance of our technology and communications systems;
•recent and potential future cybersecurity breaches of our technology and communications systems and other data interruptions, including resulting costs and liabilities, reputational damage and loss of business;
•the current uncertain healthcare environment, including changes in healthcare programs and expenditures and related regulations;
•our ability to comply with current and future privacy, healthcare, tax, ERISA, investment adviser and other laws applicable to our business;
•our reliance on partners and third-party vendors for distribution and important services;
•our ability to develop and implement updated features for our technology platforms and communications systems; and
•our reliance on our management team and key team members.
For a detailed discussion of these and other risk factors, please refer to the risks detailed in our filings with the Securities and Exchange Commission, including, without limitation, our Annual Report on Form 10-K for the fiscal year ended January 31, 2024 and subsequent periodic and current reports. Past performance is not necessarily indicative of future results. We undertake no intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Forward-looking statements should not be relied upon as representing our views as of any date subsequent to the date of this press release.
Investor Relations Contact
Richard Putnam
801-727-1000
rputnam@healthequity.com

HealthEquity, Inc. and subsidiaries
Condensed consolidated balance sheets

(in thousands, except par value)	October 31, 2024	January 31, 2024
	(unaudited)
Assets
Current assets
Cash and cash equivalents	$322,163	$403,979
Accounts receivable, net of allowance for doubtful accounts of $2,516 and $3,947 as of October 31, 2024 and January 31, 2024, respectively	106,712	104,893
Other current assets	66,371	48,564
Total current assets	495,246	557,436
Property and equipment, net	3,890	6,013
Operating lease right-of-use assets	44,845	48,380
Intangible assets, net	1,228,476	835,948
Goodwill	1,648,145	1,648,145
Other assets	67,745	67,868
Total assets	$3,488,347	$3,163,790
Liabilities and stockholders’ equity
Current liabilities
Accounts payable	$10,352	$12,041
Accrued compensation	47,514	49,608
Accrued liabilities	86,725	46,038
Operating lease liabilities	9,948	9,404
Total current liabilities	154,539	117,091
Long-term liabilities
Long-term debt, net of issuance costs	1,081,039	874,972
Operating lease liabilities, non-current	44,202	48,766
Other long-term liabilities	25,275	19,270
Deferred tax liability	58,605	68,670
Total long-term liabilities	1,209,121	1,011,678
Total liabilities	1,363,660	1,128,769
Commitments and contingencies
Stockholders’ equity
Preferred stock, $0.0001 par value, 100,000 shares authorized, no shares issued and outstanding as of October 31, 2024 and January 31, 2024, respectively	—	—
Common stock, $0.0001 par value, 900,000 shares authorized, 86,823 and 86,127 shares issued and outstanding as of October 31, 2024 and January 31, 2024, respectively	9	9
Additional paid-in capital	1,893,088	1,829,384
Accumulated earnings	231,590	205,628
Total stockholders’ equity	2,124,687	2,035,021
Total liabilities and stockholders’ equity	$3,488,347	$3,163,790

HealthEquity, Inc. and subsidiaries
Condensed consolidated statements of operations and comprehensive income (unaudited)

	Three months ended October 31,		Nine months ended October 31,
(in thousands, except per share data)	2024	2023	2024	2023
Revenue
Service revenue	$119,174	$114,082	$354,108	$337,115
Custodial revenue	140,953	100,005	401,281	281,161
Interchange revenue	40,305	35,132	132,568	118,924
Total revenue	300,432	249,219	887,957	737,200
Cost of revenue
Service costs	86,860	75,721	246,122	233,498
Custodial costs	10,241	8,029	29,406	24,104
Interchange costs	6,305	6,287	24,213	20,281
Total cost of revenue	103,406	90,037	299,741	277,883
Gross profit	197,026	159,182	588,216	459,317
Operating expenses
Sales and marketing	22,636	19,656	67,655	58,714
Technology and development	60,189	55,614	174,859	163,573
General and administrative	31,789	27,153	102,285	80,516
Amortization of acquired intangible assets	28,350	23,213	84,876	69,545
Merger integration	34,437	2,655	38,357	8,157
Total operating expenses	177,401	128,291	468,032	380,505
Income from operations	19,625	30,891	120,184	78,812
Other expense
Interest expense	(18,155)	(13,545)	(45,377)	(41,814)
Other income, net	4,748	3,741	11,266	8,325
Total other expense	(13,407)	(9,804)	(34,111)	(33,489)
Income before income taxes	6,218	21,087	86,073	45,323
Income tax provision	515	6,414	15,735	15,975
Net income and comprehensive income	$5,703	$14,673	$70,338	$29,348
Net income per share:
Basic	$0.07	$0.17	$0.81	$0.34
Diluted	$0.06	$0.17	$0.79	$0.34
Weighted-average number of shares used in computing net income per share:
Basic	87,193	85,697	86,935	85,424
Diluted	88,634	87,122	88,699	86,707

HealthEquity, Inc. and subsidiaries
Condensed consolidated statements of cash flows (unaudited)

	Nine months ended October 31,
(in thousands)	2024	2023
Cash flows from operating activities:
Net income	$70,338	$29,348
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	123,269	115,167
Stock-based compensation	74,717	59,939
Amortization of debt discount and issuance costs	1,805	2,150
Loss on extinguishment of debt	1,576	1,157
Deferred taxes	(10,065)	(15,928)
Changes in operating assets and liabilities:
Accounts receivable, net	(1,819)	654
Other assets	(11,672)	(12,820)
Operating lease right-of-use assets	5,004	8,241
Accrued compensation	(3,161)	(14,829)
Accounts payable, accrued liabilities, and other current liabilities	24,757	(2,363)
Operating lease liabilities, non-current	(5,796)	(9,966)
Other long-term liabilities	(4,845)	5,003
Net cash provided by operating activities	264,108	165,753
Cash flows from investing activities:
Purchases of software and capitalized software development costs	(37,900)	(30,413)
Purchases of property and equipment	(1,756)	(1,134)
Acquisitions of HSA portfolios	(452,241)	(3,257)
Net cash used in investing activities	(491,897)	(34,804)
Cash flows from financing activities:
Proceeds from long-term debt	736,875	—
Principal payments on long-term debt	(536,875)	(54,375)
Payment of debt issuance costs	(3,748)	—
Repurchases of common stock	(58,513)	—
Settlement of client-held funds obligation, net	3,188	(183)
Proceeds from exercise of common stock options	5,046	3,404
Net cash provided by (used in) financing activities	145,973	(51,154)
Increase (decrease) in cash and cash equivalents	(81,816)	79,795
Beginning cash and cash equivalents	403,979	254,266
Ending cash and cash equivalents	$322,163	$334,061

HealthEquity, Inc. and subsidiaries
Condensed consolidated statements of cash flows (unaudited) (continued)

	Nine months ended October 31,
(in thousands)	2024	2023
Supplemental cash flow data:
Interest expense paid in cash	$50,203	$44,194
Income tax payments, net	23,817	24,777
Supplemental disclosures of non-cash investing and financing activities:
Purchases of software and capitalized software development costs included in accounts payable, accrued liabilities, or accrued compensation	4,754	2,882
Purchases of property and equipment included in accounts payable or accrued liabilities	106	98
Repurchases of common stock included in accrued liabilities	1,500	—
Non-cash purchase consideration related to acquisitions of HSA portfolios	20,325	—
Exercise of common stock options receivable	7	19
Stock-based compensation expense (unaudited)
Total stock-based compensation expense included in the condensed consolidated statements of operations and comprehensive income is as follows:

	Three months ended October 31,		Nine months ended October 31,
(in thousands)	2024	2023	2024	2023
Cost of revenue	$3,751	$4,343	$11,210	$12,342
Sales and marketing	3,700	3,506	11,873	9,763
Technology and development	6,353	5,923	18,747	15,098
General and administrative	7,319	7,890	32,887	22,736
Total stock-based compensation expense	$21,123	$21,662	$74,717	$59,939
Total Accounts (unaudited)

(in thousands, except percentages)	October 31, 2024	October 31, 2023	% Change	January 31, 2024
HSAs	9,508	8,295	15%	8,692
New HSAs from sales - Quarter-to-date	186	163	14%	497
New HSAs from sales - Year-to-date	568	453	25%	949
New HSAs from acquisitions - Year-to-date	616	—	*	—
HSAs with investments	717	592	21%	610
CDBs	6,955	6,984	0%	7,006
Total Accounts	16,463	15,279	8%	15,698
Average Total Accounts - Quarter-to-date	16,400	15,167	8%	15,318
Average Total Accounts - Year-to-date	16,177	15,034	8%	15,105
*Not meaningful

HSA Assets (unaudited)

(in millions, except percentages)	October 31, 2024	October 31, 2023	% Change	January 31, 2024
HSA cash	$16,386	$13,971	17%	$15,006
HSA investments	13,601	8,597	58%	10,208
Total HSA Assets	29,987	22,568	33%	25,214
Average daily HSA cash - Quarter-to-date	16,441	13,977	18%	14,210
Average daily HSA cash - Year-to-date	16,064	14,024	15%	14,071
Client-held funds (unaudited)

(in millions, except percentages)	October 31, 2024	October 31, 2023	% Change	January 31, 2024
Client-held funds	$748	$761	(2)%	$842
Average daily Client-held funds - Quarter-to-date	770	794	(3)%	791
Average daily Client-held funds - Year-to-date	823	862	(5)%	845
Reconciliation of net income to Adjusted EBITDA (unaudited)

	Three months ended October 31,		Nine months ended October 31,
(in thousands)	2024	2023	2024	2023
Net income	$5,703	$14,673	$70,338	$29,348
Interest income	(3,897)	(3,713)	(10,881)	(7,795)
Interest expense	18,155	13,545	45,377	41,814
Income tax provision	515	6,414	15,735	15,975
Depreciation and amortization	12,371	14,567	38,393	45,622
Amortization of acquired intangible assets	28,350	23,213	84,876	69,545
Stock-based compensation expense	21,123	21,662	74,717	59,939
Merger integration expenses	34,437	2,655	38,357	8,157
Amortization of incremental costs to obtain a contract	1,702	1,379	5,015	4,033
Costs associated with unused office space	812	950	2,408	3,252
Other	(1,026)	301	(368)	454
Adjusted EBITDA	$118,245	$95,646	$363,967	$270,344

Reconciliation of net income outlook to Adjusted EBITDA outlook (unaudited)

Outlook for the year ending
(in millions)	January 31, 2025
Net income	$88 - 96
Interest income	(13)
Interest expense	60
Income tax provision	22 - 24
Depreciation and amortization	51
Amortization of acquired intangible assets	112
Stock-based compensation expense	98
Merger integration expenses	42
Amortization of incremental costs to obtain a contract	7
Costs associated with unused office space	3
Other expense	0
Adjusted EBITDA	$470 - 480
Reconciliation of net income to non-GAAP net income (unaudited)

	Three months ended October 31,		Nine months ended October 31,
(in thousands, except per share data)	2024	2023	2024	2023
Net income	$5,703	$14,673	$70,338	$29,348
Income tax provision	515	6,414	15,735	15,975
Income before income taxes - GAAP	6,218	21,087	86,073	45,323
Non-GAAP adjustments:
Amortization of acquired intangible assets	28,350	23,213	84,876	69,545
Stock-based compensation expense	21,123	21,662	74,717	59,939
Merger integration expenses	34,437	2,655	38,357	8,157
Costs associated with unused office space	812	950	2,408	3,252
Loss on extinguishment of debt	1,576	—	1,576	1,157
Total adjustments to income before income taxes - GAAP	86,298	48,480	201,934	142,050
Income before income taxes - Non-GAAP	92,516	69,567	288,007	187,373
Income tax provision - Non-GAAP (1)	23,129	17,391	72,002	46,843
Non-GAAP net income	69,387	52,176	216,005	140,530

Diluted weighted-average shares	88,634	87,122	88,699	86,707
GAAP net income per diluted share	$0.06	$0.17	$0.79	$0.34
Non-GAAP net income per diluted share	$0.78	$0.60	$2.44	$1.62
(1)The Company utilizes a normalized non-GAAP tax rate to provide better consistency across the interim reporting periods within a given fiscal year by eliminating the effects of non-recurring and period-specific items, which can vary in size and frequency, and which are not necessarily reflective of the Company’s longer-term operations. The normalized non-GAAP tax rate applied to each period presented was 25%. The Company may adjust its non-GAAP tax rate as additional information becomes available and in conjunction with any other significant events occurring that may materially affect this rate, such as merger and acquisition activity, changes in business outlook, or other changes in expectations regarding tax regulations.

Reconciliation of net income outlook to non-GAAP net income outlook (unaudited)

Outlook for the year ending
(in millions, except per share data)	January 31, 2025
Net income	$88 - 96
Income tax provision	22 - 24
Income before income taxes - GAAP	110 - 120
Non-GAAP adjustments:
Amortization of acquired intangible assets	112
Stock-based compensation expense	98
Merger integration expenses	42
Costs associated with unused office space	3
Total adjustments to income before income taxes - GAAP	255
Income before income taxes - Non-GAAP	365 - 375
Income tax provision - Non-GAAP (1)	91 - 94
Non-GAAP net income	$274 - 281

Diluted weighted-average shares	89
GAAP net income per diluted share (2)	$0.99 - 1.08
Non-GAAP net income per diluted share (2)	$3.08 - 3.16
(1)The Company utilizes a normalized non-GAAP tax rate to provide better consistency across the interim reporting periods within a given fiscal year by eliminating the effects of non-recurring and period-specific items, which can vary in size and frequency, and which are not necessarily reflective of the Company’s longer-term operations. The normalized non-GAAP tax rate applied to each period presented was 25%. The Company may adjust its non-GAAP tax rate as additional information becomes available and in conjunction with any other significant events occurring that may materially affect this rate, such as merger and acquisition activity, changes in business outlook, or other changes in expectations regarding tax regulations.
(2)GAAP and non-GAAP net income per diluted share may not calculate due to rounding.

Certain terms

Term	Definition
HSA	A financial account through which consumers spend and save long-term for healthcare on a tax-advantaged basis.
CDB	Consumer-directed benefits offered by employers, including flexible spending and health reimbursement arrangements (“FSAs” and “HRAs”), Consolidated Omnibus Budget Reconciliation Act (“COBRA”) administration, commuter and other benefits.
HSA member	Consumers with HSAs that we serve.
Total HSA Assets
HSA members’ custodial cash assets held by our federally insured depository partners and our insurance company partners. Total HSA Assets also includes HSA members' investments in mutual funds through our custodial investment fund partner.

Client	Our employer clients.
Total Accounts	The sum of HSAs and CDBs on our platforms.
Client-held funds	Deposits held on behalf of our Clients to facilitate administration of our CDBs.
Network Partner	Our health plan partners, benefits administrators, and retirement plan recordkeepers.
Adjusted EBITDA
Earnings before interest, taxes, depreciation and amortization, amortization of acquired intangible assets, stock-based compensation expense, merger integration expenses, acquisition costs, gains and losses on equity securities, amortization of incremental costs to obtain a contract, costs associated with unused office space, and certain other non-operating items.

Non-GAAP net income
Calculated by adding back to GAAP net income before income taxes the following items: amortization of acquired intangible assets, stock-based compensation expense, merger integration expenses, acquisition costs, gains and losses on equity securities, costs associated with unused office space, and losses on extinguishment of debt, and subtracting a non-GAAP tax provision using a normalized non-GAAP tax rate.

Non-GAAP net income per diluted share	Calculated by dividing non-GAAP net income by diluted weighted-average shares outstanding.